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                                                                    EXHIBIT 23.2
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The L.L. Knickerbocker Co., Inc. on Form S-3 of our report dated April 14, 1997, appearing in the Annual Report on Form 10-KSB of The L.L. Knickerbocker Co., Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche, LLP

Costa Mesa, California
September 29, 1997